Exhibit 99.1

THE STANLEY WORKS COMPLETES ACQUISITION OF FRISCO BAY INDUSTRIES LTD.

New Britain, Connecticut, April 9, 2004 … The Stanley Works (NYSE: SWK) today announced that it has completed its acquisition of Frisco Bay Industries Ltd. pursuant to the compulsory acquisition provisions of applicable Canadian law.

The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, hardware and security solutions for professional, industrial and consumer use.

Frisco Bay is an international provider of security systems and equipment for financial institutions, government agencies and major industrial corporations.

The Stanley Works corporate press releases are available under Financial News in the Investor Relations section of the company’s corporate web site at www.stanleyworks.com.